Exhibit 99.1

P3 Health Partners to Present Fourth Quarter and Full Year 2021 Financial Results

Management to Host Conference Call and Webcast April 25, 2022 at 4:30 PM ET

Henderson, NV, April 14, 2022 — P3 Health Partners, Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced that the Company expects to release its financial results for the fourth quarter and full year ended December 31, 2021 on Monday April 25, 2022 after the market closes. Management will host a conference call and webcast at 4:30 PM ET to provide a corporate and financial update.

Title & Webcast	P3 Health Partners Fourth Quarter and Full Year 2021 Results Conference Call and Webcast
Date & Time	Monday April 25, 2022 at 4:30 PM ET
Conference Call Details	Toll-Free 1-877-407-4018 (US) International 1-201-689-8471 Conference ID: 13728488

The conference call will also be webcast live in the "Events & Presentations" section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available on the Investor page of P3’s website in advance of the conference call. An archived recording of the webcast will be available on the Investor page of P3’s website for a period of 90 days following the conference call.

The Company expects to report revenue and adjusted EBITDA for the fourth quarter and full year ended December 31, 2021 in line with the preliminary unaudited financial results announced in the Company’s press release on March 9, 2022.

On March 31, 2022, the Company filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) providing the Company with a 15-calendar day extension, until April 15, 2022, to file its Form 10-K for the year ended December 31, 2021 (the “Form 10-K”). The Company anticipates needing additional time beyond the 15-day extension period to complete the accounting disclosures for inclusion in the Form 10-K. The Company is not aware of any disagreements with its independent registered public accounting firm.

About P3 Health Partners

P3 is a patient-centered and physician-led population health management company. Founded and led by physicians, P3 is a team of doctors, clinicians and support service professionals with a shared passion for delivering value-based care. We leverage our deeply integrated and capital efficient care model, data and technology, physician leadership and community outreach tools to create enhanced patient outcomes and experiences, greater satisfaction for providers and caregivers and lower care costs. For more information, visit p3hp.org.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our preliminary expectations as to revenue and Adjusted EBITDA, the absence of any audit adjustments that may materially affect our previously announced preliminary unaudited financial results, our expectations regarding the timing of the completion of the Company’s accounting, financial statements and disclosure included in the Form 10-K, all of which reflect the Company’s expectations based upon currently available information and data.

Because such statements are based on the Company’s current expectations and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including, but not limited to, the risk that the completion and filing of the Form 10-K takes longer than expected, the risk that additional information may arise during the preparation of the Company’s financial statements, or the risk that the Company discovers a material weakness of which it is not currently aware, and other factors discussed in the “Risk Factors” section of the Company’s Registration Statement on Form S-1 filed with the SEC on December 28, 2021 and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

Contacts

Kassi Belz, Executive Vice President Communications

P3 Health Partners

(904) 415-2744

kbelz@p3hp.org

Investor Relations

Steve Halper

Managing Director, LifeSci Advisors

(646) 876-6455

shalper@lifesciadvisors.com